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                                                                 EXHIBIT 10.D.87

                        GREEN MOUNTAIN POWER CORPORATION
                        --------------------------------
                           THIRD AMENDED AND RESTATED
                           --------------------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------
                              FOR CERTAIN OFFICERS
                              --------------------

     WHEREAS, Green Mountain Power Corporation (the "Company") established a deferred compensation plan for certain officers and set forth the terms of such plan by instrument dated September 6, 1985;

     WHEREAS, on March 2, 1990, and on July 16, 1993, pursuant to Paragraph 11 of said instrument, the Board of Directors of the Company exercised its ability to amend the Deferred Compensation Plan for Certain Officers by adopting the Amended and Restated Deferred Compensation Plan For Certain Officers; and the Second Amended and Restated Deferred Compensation Plan for Certain Officers.

     AND WHEREAS, the Board of Directors of the Company retained the ability, in its sole discretion, under Paragraph 11 of said Second Amended and Restated Plan, to amend the plan, and has since adopted such amendments;

     NOW THEREFORE, the Company hereby amends and restates the Second Amended and Restated Deferred Compensation Plan for Certain Officers and sets forth the third amended and restated plan (the "Plan'') below:

     1.   Purpose.
          -------
          The purpose of this Plan is to provide a foundation for continued growth of the Company by strengthening its capacity to attract and retain outstanding executives in key positions.

     2.   Participants.
          -------------
          An officer of the Company with one of the following titles, or an officer or employee designed by resolution of the Board of Directors, is eligible to participate in the Plan: President, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, General Counsel, Assistant General Counsel, Secretary, Treasurer, Assistant Treasurer and Controller. A person once eligible to participate in the Plan shall be known as a "Participant."

     3.   Participant's  Election.
          ------------------------
          (a) For the purpose of this Plan, "compensation" shall mean the salary paid by the Company to said Participant as an officer of the Company, including base salary and the cash amount of any variable compensation (including any amounts thereof, which a Participant elects to defer under this Plan, but not including amounts credited to gross pay under the Company's automobile policy).

          (b) For the year 1985, a Participant, by filing a written election with the Treasurer on or before October 31, may elect not to receive a part or all (but not to exceed $20,000 per year) of the compensation that would have otherwise been paid during the remainder or the year.

          (c) For the year 1986, and each year thereafter, a Participant, by filing a written election with the Treasurer on or before December 31 of the preceding year (except as herein provided), may elect not to receive a part or all of the compensation (not to exceed $20,000 per year through the year 1992, and S35, 000 per year thereafter) that otherwise would have been paid during such year. For the year 1993 only, a Participant who previously elected not to receive $20,000 of the compensation that otherwise would have been paid during 1993 may elect not to receive up to an additional $15,000 of future 1993 compensation, by filing an additional written election with the Treasurer on or after the effective date of this amendment, July 16, 1993, but no later than
August  1,  1993,  provided  that,  such  additional  election for 1993 shall be
                   --------------
subject to the same election of Growth Percentage and time and manner of distribution that the Participant originally elected on or before December 31, 1992.

          (d) Individuals who first become eligible to participate in this Plan after the election dates specified above, by filing a written election with the Treasurer before becoming eligible to participate, may elect not to receive a part or all of the compensation that would have otherwise been paid during the remainder of such year.

          (e) An election shall not be effective unless the Participant also specifies the manner in which the account will be distributed (see Section 5) and whether the Growth Percentage shall be fixed or floating (see Section 4). Fixed Growth Percentage shall only be available for officers who are less than 61 years old at time of election.

          (f) Any election to defer compensation under this section shall be irrevocable for that year or the remainder of that year (or longer in the case of fixed Growth Percentage) and may not be canceled for any reason except that if the Board of Directors of the Company or any committee appointed by it (the "board") amends the Plan pursuant to Paragraph 11, the Participant may elect, prior to the effective date of such amendment, to discontinue contributions for the remainder of the year (or other election period) commencing with the effective date of such amendment. If the Company shall hereafter amend the Plan to modify the maximum amount of deferral (see Paragraph 3(c)) or the Growth Percentage option (see Paragraph 4), a Participant affected by such change may elect that such modified provisions shall apply to the deferral of compensation to be paid during the remainder of the year (or other election period) commencing fifteen days after the date on which the amendment was adopted.

          (g) If Participant's deferral or deferrals under this Plan result in a reduction in benefits otherwise payable under the Company's Employees' Retirement Plan, the Company will, in addition to the payments otherwise due under this Plan, pay the amount of such reduction at the times and in the manner that such Retirement Plan benefits would have been paid if the Participant had not made any deferrals under this Plan.

          (h) The Company acknowledges that the deferred compensation provided hereunder constitutes an important and integral portion of the Participant's financial and retirement planning, and that in reliance on the availability of these benefits, the Participant will forego obtaining benefits from other sources.

     4.    Deferral  Account.
           -----------------
          (a) The Company shall establish a bookkeeping account (the "Deferral Account") for each Participant to record the amounts deferred according to the provisions of Section 3. The Company shall make a credit to each Participant's Deferral Account equal to the portion of the compensation designated in the Deferred Compensation Election Form. Such credit shall be made at the times that payment to the Participant of current compensation would have been made if the deferral had not been elected hereunder.

          (b) If the Participant shall elect a floating Growth Percentage (hereinafter defined), the Company shall also make a credit to each such Participant's Deferral Account on the last day of each month by an amount equal to a percentage (the "Growth Percentage") of the balance recorded in the account as of the fifteenth day of said month. The Growth Percentage shall equal one-twelfth of the average annual yield on Public Utility Bonds as determined by Moody's Investors Service and published in the issue of "Moody's Public Utility" issued closest to the fifteenth day of said month, or such other Growth Percentage as the Board may from time to time determine to be substantially equivalent to the average annual yield on Public Utility Bonds as determined by Moody's Investors Service. The rating level to be used for computing the Growth Percentage for each deferral, shall be the Company's rating at the time the deferral election is executed.

          (c) If the Participant shall elect a fixed Growth Percentage, such as may, from time to time, be offered by the Company, the Participant shall so signify on his Deferred Compensation Election Form and Growth Percentages will be credited to such Participant's account in accordance with the terms and schedule as shown on the Deferred Compensation Election Form executed by the Participant.

          (d) As close to the end of each calendar year as possible, the Company shall provide each Participant with a statement setting forth the Deferral Account balance.

     5.    Distribution  of  Deferral  Account.
           -----------------------------------
           Upon (a) the termination of a Participant's employment for any reason, whether by death, disability, retirement or resignation (hereinafter collectively the "Termination Date"), or (b) during the course of the Participant's employment, the Company shall pay to the Participant the balance then credited to the account, in the amount and at the times indicated by the Participant in writing at the time of executing the Deferred Compensation Election Form, provided that, if the Participant has executed a Deferred Compensation Election Form indicating that payment shall be made before his or her Termination Date, no such election shall be for a deferral period of less than three (3) years. The provisions of subparagraph (b) of this section shall be effective with respect to all Deferred Compensation Forms executed with respect to compensation for calendar years after 1993.

          At the request of a Participant because of that Participant's hardship or disability, the Board may, in its sole discretion, vary the manner and time for making any of the aforementioned distributions of the Deferral Account. However, neither a Participant nor the Board may defer the distribution of the Deferral Account more than ten years from the Termination Date.

          Notwithstanding the election of the Participant as set forth in the Deferred Compensation Election Form as to the time or times of the payment of the balance credited to the Participant's account, the Company shall pay to the Participant the balance then credited to the account upon a termination of employment (within the meaning of a certain Letter Agreement by and between the Company and the Executive or other Participant that concerns a change in control of the Company (the "Letter Agreement"), as such Letter Agreement may be modified from time to time) for any reason following a Change in Control (as defined in the Letter Agreement).

          During the period of time that payments are being made to a Participant who has elected a floating Growth Percentage, the Growth Percentage shall be applied to the unpaid balance of the Deferral Account in the manner prescribed herein, and the resulting growth amount shall be paid to the Participant upon the due date of the next regular distribution payment. Participants who elect a fixed Growth Percentage will be paid in accordance with the provisions of the Deferred Compensation Election Form.

     6.    Nature  of  Accounts.
           --------------------
          All amounts credited to Deferral Accounts shall remain the sole property of the Company and shall be usable by it as a part of its general funds for any legal purpose whatever. The Deferral Account shall exist only for the purpose of facilitating the computation of benefits hereunder. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust or escrow of any kind, or a fiduciary relationship between the Company and the Participant, the designated beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.    Beneficiary  Designation.
           ------------------------
          A Participant may designate a beneficiary to receive, in the event of Participant's death all amounts which are then and thereafter payable under the Plan. Beneficiaries shall receive such amounts in accordance with the Participant's specifications (see Section 5). Such designation and any subsequent changes thereto shall be made in writing and filed with the Treasurer. In the event of the Participant's death prior to receipt of the total Deferral Account and without so designating a beneficiary, the balance of said Deferral Account shall be paid to Participant's spouse, if then living, otherwise to Participant's estate in accordance with the election made pursuant to Section 5.

     8.    Nontransferabilitv.
           ------------------
          No right to payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right to payment shall, in any manner, be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If, at the time when payments are to be made hereunder, Participant or the beneficiary are indebted to the Company, then any payments remaining to be made hereunder may, at the discretion of the Company, be reduced by the amount of such indebtedness. An election by the Company not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

     9.    Plan  Interpretation.
           --------------------
          The Board shall have full power and authority to interpret, construe and administer this Plan, and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferral Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to that member's own willful misconduct or lack of good faith.

     10.    Successors  and  Assigns.
            ------------------------
          This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant's heirs, executors, administrators and legal representatives.

     11.    Amendment  and  Termination.
            ----------------------------
          The Board may, at its sole discretion, at any time, amend or terminate this Plan with respect to any future period, provided that in no event shall such amendment or termination result in a reduction in benefits if the Participant has completed the scheduled deferral of Compensation. If the Participant has not completed the scheduled deferral of compensation at the time of the Plan amendment or termination, the Participant's benefits may be reduced only on a pro rata basis computed on the proportion of deferrals not yet made. Notice of any such amendment or termination shall be given to the Participants not later than sixty (60) days before the effective date(s) thereof.

     12.    Reorganization  of  the  Company.
            --------------------------------
          The Company agrees that it will not merge or consolidate with any other company, business, corporation, partnership, or organization, and/or that it will not permit any of its activities to be taken over unless and until the succeeding or continuing corporation or business entity expressly assumes all rights, duties, privileges and obligations herein set forth. In the event the Company fails to comply with this provision, the Participant shall be entitled to benefits equal to one hundred twenty-five percent (125%) of those benefits otherwise provided for herein.

     13.    Applicable  Law.
            ----------------
          This Plan shall be construed in accordance with and governed by the laws of the State of Vermont.

     l4.    Arbitration.
            -----------
          Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Burlington, Vermont in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In the event that the Participant prevails and is awarded benefits or money damages by the arbitrator, such benefits or damages shall be equal to one hundred twenty-five percent (125%) of the amount otherwise due under this Plan; however, if the arbitrator finds that the Company acted in good faith, such benefits or damages shall only be equal to one hundred percent
(100%)  of  the  amount  due  under  this  Plan.

     15.    Attorneys  Fees.
            ---------------
          The Company shall pay the Participant all costs and expenses, including reasonable attorney's fees and arbitration costs, incurred by the Participant in reasonably exercising any of his/her rights hereunder, or in enforcing any terms, conditions, or provisions hereof.

                          ACKNOWLEDGMENT OF ARBITRATION

     This Plan contains an agreement to arbitrate. After the Participant signs an election pursuant to this Plan, the Company and Participant understand that they will not be able to bring a lawsuit concerning any dispute that may arise which is covered by the arbitration agreement, unless it involves a question of constitutional or civil rights. Instead, the Company and the Participant agree to submit any such dispute to an impartial arbitrator.

     IN WITNESS WHEREOF, the Company has caused this Third Amended and Restated Deferred Compensation Plan for Certain Officers to be executed by its duly authorized officer as of the 1st day of December, 1998.

IN  THE  PRESENCE  OF:                 GREEN  MOUNTAIN  POWER  CORPORATION



/s/Donna  S.  Laffan     By:  /s/Christopher  L.  Dutton
--------------------        ----------------------------
                                       Christopher  L.  Dutton
                                          Its  President  and
                                          Chief  Executive  Officer